                                                                     EXHIBIT 5.1
                                                                     -----------

                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            555 South Flower Street
                       Los Angeles, California 90071-2371
                            Telephone (213) 683-6000
                            Facsimile (213) 627-0705


                                 July 27, 1998



Protein Polymer Technologies, Inc.
10655 Sorrento Valley Road
San Diego, California 92121

Ladies and Gentlemen:

          We are furnishing this opinion of counsel to Protein Polymer Technologies, Inc., a Delaware corporation (the "Company"), for filing as
Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of additional options (the "Additional Options") pursuant to the Company's 1992 Stock Option Plan, as amended (the "Plan"), to purchase up to an additional 500,000 shares (the "Additional Shares") of the Company's common stock, $.01 par value per share, upon the exercise of the Additional Options.

          We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

Protein Polymer Technologies, Inc.
July 27, 1998
Page 2


          Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that:

          1. The Additional Options, upon the issuance thereof in the manner contemplated by the Registration Statement and in accordance with the Plan, will be validly issued; and

          2. The Additional Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

          We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement.



                              Very truly yours,

                              /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP